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                                                                       EXHIBIT 2

                                August 15, 1996



Allegheny Teledyne Incorporated
1000 Six PPG Place
Pittsburgh, Pennsylvania 15222


Ladies and Gentlemen:


     The undersigned has been advised that as of the date hereof the undersigned may be deemed to be an "affiliate" of Allegheny Ludlum Corporation, a Pennsylvania corporation ("ALC"), or Teledyne, Inc., a Delaware corporation ("TI"), as the term "affiliate" is (i) defined for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), and/or (ii) used in and for purposes of Accounting Series Releases 130 and 135, as amended, of the Commission. Pursuant to the terms of the Agreement and Plan of Merger and Combination, dated as of April 1, 1996, as amended and restated (the "Agreement"), among Allegheny Teledyne Incorporated, a Delaware corporation ("ATI"), ALC, ALS Merger Corporation, TI and TDY Merger, Inc., at the Effective Time (as defined in the Agreement) ALC and TI will each become a wholly owned subsidiary of ATI.

     As a result of the Combination (as defined in the Agreement), the undersigned may receive shares of Common Stock, par value $0.10 per share ("ATI Common Stock"), of ATI. The undersigned would receive such shares in exchange for shares of Common Stock, par value $0.10 per share, of ALC or shares of Common Stock, par value $1.00 per share, of TI owned by the undersigned.

     The undersigned hereby represents and warrants to, and covenants with, ATI that in the event the undersigned receives any ATI Common Stock in the
Combination:
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Allegheny Teledyne Incorporated
August 15, 1996
Page 2

          (A) The undersigned shall not make any sale, transfer or other disposition of the ATI Common Stock in violation of the Act or the Rules and Regulations.

          (B) The undersigned has carefully read this letter and discussed its requirements and other applicable limitations upon the undersigned's ability to sell, transfer or otherwise dispose of the ATI Common Stock, to the extent the undersigned has felt it necessary, with the undersigned's counsel.

          (C) The undersigned has been advised that the issuance of shares of ATI Common Stock to the undersigned in the Combination has been registered under the Act by a Registration Statement on Form S-4. However, the undersigned has also been advised that because (i) at the time of the Combination's submission for a vote of the stockholders of ALC or TI the undersigned may be deemed an affiliate of ALC or TI, as the case may be, and (ii) the distribution by the undersigned of the ATI Common Stock has not been registered under the Act, the undersigned may not sell, transfer or otherwise dispose of ATI Common Stock issued to the undersigned in the Combination unless (a) such sale, transfer or other disposition has been registered under the Act, (b) such sale, transfer or other disposition is made in conformity with the volume and other applicable limitations imposed by Rule 145 under the Act, or (c) in the opinion of counsel reasonably acceptable to ATI, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

          (D) The undersigned understands that ATI will be under no obligation to register the sale, transfer or other disposition of the ATI Common Stock by the undersigned or on the undersigned's behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

          (E) The undersigned understands that stop transfer instructions will be given to ATI's transfer agent with respect to the ATI Common Stock owned by the undersigned and that there may be placed on the certificates for the ATI Common Stock issued to the undersigned, or any substitutions therefor, a legend stating in substance:

               "The shares represented by this certificate were issued in a transaction to which Rule 145 under the Securities Act of 1933 applies. The shares represented by this certificate may only be transferred in
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Allegheny Teledyne Incorporated
August 15, 1996
Page 3

          accordance with the terms of a letter agreement dated August 15, 1996, a copy of which agreement is on file at the principal offices of Allegheny Teledyne Incorporated."


          (F) The undersigned also understands that unless the transfer by the undersigned of the undersigned's ATI Common Stock has been registered under the Act or is a sale made in conformity with the provisions of this letter, ATI reserves the right, in its sole discretion, to place the following legend on the certificates issued to any transferee of shares from the undersigned:

               "The shares represented by this certificate have not been registered under the Securities Act of 1933 and were acquired from a person who received such shares in a transaction to which Rule 145 under the Securities Act of 1933 applies. The shares have been acquired by the holder not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933 and may not be offered, sold, pledged or otherwise transferred except in accordance with an exemption from the registration requirements of the Securities Act of 1933."

     It is understood and agreed that the legend set forth in paragraph E or F above shall be removed by delivery of substitute certificates without such legend if the undersigned shall have delivered to ATI (i) a copy of a letter from the staff of the Commission, or an opinion of counsel, in form and substance reasonably satisfactory to ATI to the effect that such legend is not required for purposes of the Act or (ii) reasonably satisfactory evidence or representations that the shares represented by such certificates are being or have been transferred in a transaction made in conformity with the provisions of Rule 145.

     The undersigned further represents and warrants to, and covenants with, ATI that the undersigned did not, within the 30 days prior to the Effective Time (as defined in the Agreement), sell, transfer or otherwise dispose of any shares of the Common Stock of either ALC or TI held by the undersigned, and that the undersigned will not sell, transfer or otherwise dispose of the ATI Common Stock received by the undersigned in the Combination
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Allegheny Teledyne Incorporated
August 15, 1996
Page 4

until after such time as results covering at least 30 days of combined operations of ALC and TI have been published by ATI within the meaning of
Section 201.01 of the Commission's Codification of Financial Reporting Policies.


                                          Very truly yours,

                                          /s/ Henry E. Singleton


Acknowledged this 15th day
of August, 1996.


ALLEGHENY TELEDYNE INCORPORATED


By:  /s/ Jon D. Walton
   _______________________
   Name: Jon D. Walton
         Vice President-General Counsel and Secretary